UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 30, 2008

                           ALBANY INTERNATIONAL CORP.
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             (Exact name of registrant as specified in its charter)

         Delaware                     0-16214                    14-0462060
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(State or other jurisdiction        (Commission               (I.R.S. Employer
      of incorporation)             File Number)             Identification No.)

                      1373 Broadway, Albany, New York 12204
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               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (518) 445-2200

                                      None
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

Albany International Corp. (the "Company") issued a news release on January 7, 2008 announcing plans to further reduce manufacturing capacity in North America. As announced, the Company intends to discontinue operations at its forming fabric manufacturing facility in Montgomery, Alabama. The plans are in response to the continuing consolidation within the paper industry in the U.S. and Canada and the need to balance the Company's PMC manufacturing capacity in North America with anticipated paper mill demand. Discussions with labor representatives at the affected operations began shortly after that announcement. Given that requirement, the Company was at that time unable to determine the amount of the expense to be incurred for severance and termination payments, and therefore was unable to determine total costs expected to be incurred.

Type of restructuring expenses:

The Company has now determined that it expects to incur net restructuring charges of $1.3 million related to these actions. The restructuring charges include approximately $2.8 million of cash charges for severance and other termination benefits and $0.3 million of other cash expenses. These charges will be partially offset by a $1.8 million gain resulting from the curtailment effect of these actions on the Company's United States pension and postretirement benefit programs.

Timing of restructuring expense recognition:

Related to those actions, the Company expects to report 2008 net restructuring charges of $2.8 million in the first quarter, and gains of $1.1 million and $0.4 million in the second and third quarters, respectively.


Other related costs:

In addition to costs that will be reported as restructuring expenses, the Company estimates that it will incur the following:

-Idle capacity 2008 costs in these plants of approximately $0.4 million in the first quarter, $0.6 million in the second quarter, $0.4 million in the third quarter, and $0.2 million in the fourth quarter.

-Asset transfer 2008 expenses of approximately $1.2 million in the second quarter, $1.2 million in the third quarter, and $0.6 million in the fourth quarter. The remaining expenses of approximately $0.3 million will be recognized in the first quarter of 2009.

-Other miscellaneous costs of $2.2 million that will be incurred throughout
2008.

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           ALBANY INTERNATIONAL CORP.

                                            By: /s/ Michael C. Nahl
                                                -------------------------------
                                            Name:  Michael C. Nahl
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

      Date: April 30, 2008